UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2009

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52048	84-1702964
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas
New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 562-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2009, Christopher A. White, Vice President of Cowen Group, Inc. (the “Company”) entered into a 2009 Carried Interest Award Agreement (the “Agreement”) with the Company.  Under the Agreement, the Company awarded Mr. White the right to receive an amount equal to 0.15387% of the profits, if any, in excess of certain minimum levels (the “Carried Interest”) earned by Cowen Healthcare Royalty GP, LLC as general partner (the “General Partner”) of Cowen Healthcare Royalty Partners, L.P. (the “Fund”) (the “Carried Interest Equivalent Award”).  The Company, as a member of the General Partner, is entitled to receive Carried Interest and had committed to the General Partner upon its formation that the Company would allocate up to 10% of its Carried Interest to certain of the Company’s employees.  Mr. White is one of seventeen Company employees who has received a Carried Interest Equivalent Award in recognition of his or her efforts to support the General Partner and the Fund.  Mr. White serves on the Investment and the Operating Committees, respectively, of the General Partner.  The current estimated potential value of the Carried Interest Equivalent Award is $114,250 over a six year period commencing in 2014.  The Carried Interest Equivalent Award shall vest in two equal installments, with 50% vesting on the second anniversary of the grant date and 50% vesting on the third anniversary of the grant date, subject to Mr. White’s continued employment.  The Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

10.1	2009 Carried Interest Award Agreement of Christopher A. White.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Date: August 10, 2009	By:	/s/ J. Kevin McCarthy
Name: J. Kevin McCarthy
Title: General Counsel